Your Vote Counts! BIOGEN INC. 2025 Annual Meeting Vote by June 16, 2025 11:59 PM ET BIOGEN INC. 225 BINNEY STREET CAMBRIDGE, MA 02142 V69530-P28515 You invested in BIOGEN INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 17, 2025. Get informed before you vote View the 2025 Notice and Proxy Statement and 2024 Annual Report with Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and June 17, 2025 vote without entering a 9:00 a.m. Eastern Time control number Virtually at: www.virtualshareholdermeeting.com/BIIB2025 *Please check the meeting materials for any special requirements for meeting attendance.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors. To elect the 11 nominees identified in the accompanying Proxy Statement to our Board of Directors to serve for a one-year term extending until our 2026 annual meeting of stockholders and their successors are duly elected and qualified.	
	Nominees:	
1a.	Caroline D. Dorsa	For
1b.	Maria C. Freire	For
1c.	William A. Hawkins	For
1d.	Susan K. Langer	For
1e.	Jesus B. Mantas	For
1f.	Lloyd Minor	For
1g.	Menelas Pangalos	For
1h.	Monish Patolawala	For
1i.	Eric K. Rowinsky	For
1j.	Stephen A. Sherwin	For
1k.	Christopher A. Viehbacher	For
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025.	For
3.	Say on Pay - To hold an advisory vote on executive compensation.	For
4.	To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements.	

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